BILL OF SALE, ASSIGNMENT AND ASSUMPTION AND LICENSE AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AND LICENSE AGREEMENT, dated effective March 31, 2000, is by and between Aetrium-EJ Inc., a Minnesota corporation ("SELLER") and Daniel Gamelin and Mark Woodman (jointly and severally "BUYER").

In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. SALE OF ASSETS. Seller hereby sells, assigns, transfers and conveys to Buyer, its successors and assigns, forever, all right, title and interest in, to and under:

     (a) All inventory of Seller existing on the date hereof at Seller's Lawrence, Massachusetts (the "PREMISES") for Seller's Qube-Pak and Bak-Pak based burn-in/reliability tower systems (the "TOWER SYSTEMS") (the "INVENTORY"); and

     (b) All equipment of Seller scheduled on Exhibit A hereto (the "EQUIPMENT"); and

     (c) All other property of Seller remaining on the Premises on April 30, 2000.

2. LICENSE OF TECHNOLOGY. Seller hereby grants to Buyer an exclusive worldwide right and license to make, modify, use, sell and otherwise distribute the Tower Systems, including as they may be further developed or superseded by Buyer as burn-in/reliability systems, and in connection therewith to use and perform all patents and trademarks scheduled on Exhibit B hereto (the "LICENSED PATENTS AND TRADEMARKS") and all of Seller's copyrighted and proprietary trade secret and knowhow information related thereto (together with the Licensed Patents and Trademarks, the "LICENSED IP RIGHTS"). The foregoing license is granted subject and pursuant to the following terms and conditions:

     (a) Buyer will pay to Seller a royalty equal to the following percentages of Buyer's revenues: 10% of Buyer's revenues accrued during the first two years of the license (April 1, 2000-March 31, 2002); 8% of Buyer's revenues accrued during the next three years of the license (April 1, 2002-March 31, 2005); 5% of Buyer's revenues accrued during the next five years of the license (April 1, 2005-March 31, 2010); and 0% thereafter. In addition, Buyer will pay to Seller 12% on Buyer's revenues accrued on Tower Systems pursuant to purchase orders accepted by Buyer on or before June 30, 2000. Accrued revenues will be determined in accordance with generally accepted accounting principles consistently applied by Buyer on an accrual basis ("GAAP"). Payments earned hereunder for each calendar quarter will be due 30 days after the end of the quarter together with a statement of revenues for the quarter by customer and by product/service certified by the chief financial officer of Buyer as compiled in accordance with the requirements of this Agreement.

     (b) Buyer will provide Seller with such information as Seller from time to time reasonably may request with respect to the revenues of Buyer subject to payments hereunder, and will permit Seller and its representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records and personnel of Buyer, as Seller from time to time may reasonably request.

     (c) Seller has delivered to Buyer copies of all written and electronically stored documentation and information constituting or including all trade secrets, knowhow and other proprietary and nonproprietary information in the possession or control of Seller as currently existing constituting or material to the Tower Systems or the design, utilization or production thereof (the "TOWER SYSTEMS INFORMATION"), including without limitation all bills of material, engineering and manufacturing drawings and source code. Buyer will maintain the confidential nature of all Tower Systems Information consistent with industry standards for the protection of proprietary and confidential information and will require all employees and contractors of Buyer requiring access to the same to enter into agreements to the same effect.

     (d) Seller will have no obligation to pay any maintenance fees for the continuation of any of the Licensed Patents and Trademarks. In the event Seller pays any such maintenance fees, Buyer will promptly upon written notice thereof reimburse Seller for one-half of any such payments made. In the event Seller elects not to make any such maintenance payment, Seller will give Buyer written notice of such election at least 30 days prior to the due date thereof, and Buyer may elect to make such payment in full, in which event Seller will cooperate with Buyer to effect such continuation at no cost to Seller.

     (e) During the period commencing on the date hereof and ending March 31, 2010, Buyer may assign its license rights hereunder to a purchaser of substantially all of Buyer's Tower Systems business assuming in writing all of Buyer's obligations hereunder, with the prior written consent of Seller, which consent will not be unreasonably withheld. During the period commencing on the date hereof and ending March 31, 2010, Buyer will not otherwise assign any of its license rights hereunder to any third party without the prior written consent of Seller.

     (f) In the event Buyer fails to promptly commence or terminates at any time prior to April 1, 2003 (other than pursuant to a sale of substantially all of Buyer's Tower Systems business consented to by Seller) the solicitation for sale and servicing of Tower Systems, upon such event (1) Buyer's license rights hereunder will terminate, (2) Seller will have an exclusive, worldwide, unrestricted, fully paid license and right to use and perform all of Buyer's patents, trademarks, and copyrighted and proprietary trade secret and knowhow information related to the Tower Systems and all modifications and derivatives thereof developed by Buyer, and (3) Buyer will deliver to Seller copies of all Tower Systems Information and all written and electronically stored documentation and information constituting or including all trade secrets, knowhow and other proprietary and nonproprietary information developed by Buyer constituting or material to the Tower Systems and/or any and all modifications and derivatives thereof developed by Buyer, or the design, utilization or production thereof.

     (g) Buyer covenants that each Tower System and component thereof distributed hereunder will be of good quality and free of defects in design, materials and workmanship, and will comply with all applicable laws. The quality of the Tower Systems will be at least as high as that of Tower Systems previously manufactured and distributed by Seller.

3. ASSUMPTION OF OBLIGATIONS. Buyer hereby assumes and will perform promptly when and as due all obligations of Aetrium Incorporated and/or any subsidiary (including without limitation Seller) of Aetrium Incorporated, under warranty, maintenance or service agreement or otherwise, for the maintenance or service of Tower Systems, including without limitation to M/Acom, Triquint or Raytheon.

4. USE OF PREMISES. During the period commencing on the date hereof and ending April 30, 2000, Buyer and Seller will have full access and use of the Premises, and both parties will cooperate with each other in the utilization thereof. Seller will be responsible for rent and operating expenses of the Premises during such period. Prior to April 30, 2000, Seller will remove from the Premises all property not transferred to Buyer and not able to be lifted by two persons. Buyer will clean the Premises as required under the lease of the Premises for surrender of the Premises on April 30, 2000, and will be responsible to the landlord of the Premises for all charges for failure to do so.

5. VAX DATA. During the period commencing on the date hereof and ending March 31, 2003, Buyer will maintain all data existing on the VAX computer included in the equipment, and will provide Seller with such access to and copies of such data as Seller may reasonably request from time to time regarding the operation of Seller's business prior to the date hereof.

6. RIGHT OF FIRST REFUSAL. In the event that Buyer decides to dispose of any of the Equipment or Inventory prior to April 1, 2003 (other than dispositions of Inventory in the ordinary course of the Tower System business, or Equipment being replaced with property functionally equivalent or better, or as part of a sale of substantially all of Buyer's business in a transaction approved in writing by Seller), Buyer will give Seller 30 days prior written notice of such planned disposition, specifying the property to be disposed of and the consideration to be received by Buyer therefor. Seller will have the right to purchase such property for the consideration scheduled by giving Buyer written notice of such election during such 30 day period. In the event Seller does not elect to purchase such property, Buyer may thereafter at anytime during the next three months dispose of such property for not less than the consideration scheduled.

7. NONCOMPETE COVENANT. During the period commencing on the date hereof and ending March 31, 2010, Buyer will not directly or indirectly, as owner, operator, employee, contractor or otherwise, participate in any business engaged in the development, manufacture or distribution of products used in the semiconductor industry incorporating fast response time (>10 watts/inch(2)/second absorption or supply of thermal energy) or fast transition time (>5(degree)C/second) conductive thermal technology.

8. WARRANTY DISCLAIMER. Seller makes no warranty of any kind, express or implied, including without limitation warranties of merchantability and fitness for particular purpose, with respect to the Inventory, Equipment, Tower Systems, Licensed IP Rights or Tower Systems Information, and Buyer accepts all such property "AS IS."

9.   MISCELLANEOUS.

     (a) This Agreement (including the Exhibits delivered pursuant hereto) constitutes the entire agreement of the parties with respect to the matters provided for herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by the parties hereto.

     (b) The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. No assignment of this Agreement or any of the rights or obligations hereof by Buyer will relieve Buyer of their obligations under this Agreement to Seller, which obligations are joint and several, and, upon any such assignment, the covenants and agreements contained in this Agreement will be deemed to have been made by Buyer's assignee as well as by Buyer. Any attempted assignment of this Agreement contrary to the terms hereof will be null and void and of no force or effect.

     (c) No waiver of any of the terms or conditions of this Agreement or any right hereunder will be effective unless given in a signed writing by the party entitled to the benefits thereof. No waiver of any of the provisions of this Agreement or any rights hereunder will be deemed to or will constitute a waiver of any other provisions hereof or rights hereunder (whether or not similar). No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right.

     (d) Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to Buyer to:

          Daniel Gamelin
          22 Adeline St.
          Hampstead, NH 03841
          Facsimile No.: (603) 329-8117
          E-mail: dgamelin@aol.com

          if to Seller to:

          Aetrium Incorporated
          2350 Helen Street
          North St. Paul, Minnesota 55109
          Attn: Douglas L. Hemer
          Facsimile No.: (651) 704-1805
          E-mail: dhemer@aetrium.com

          or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile or e-mail transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder) if delivered personally or upon completion of facsimile or e-mail transmission. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

     (e) Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Agreement or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Agreement in any court of competent jurisdiction.

     (f) This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Each of Buyer and Seller irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought only in an arbitration proceeding as provided in Section 9(e) or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer and Seller by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9(e) or any of such courts in any such action or proceeding. Each of Buyer and Seller further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 9(d) hereof. Each of Buyer and Seller hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

     (h) If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability will have no effect upon and will not impair the enforceability of any other provision of this Agreement.

     (i) Except as expressly permitted by this Agreement, nothing in this Agreement will confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                                       /s/ Daniel Gamelin
                                       --------------------------
                                       Daniel Gamelin

                                       /s/ Mark Woodman
                                        --------------------------
                                       Mark Woodman


                                       AETRIUM-EJ INC.


                                       By:/s/ Kenneth R. Lee
                                          -----------------------
                                       Its General Manager

                                    EXHIBIT A

                                    EQUIPMENT

   Asset Tag       Qty if> 1            Description

       1                         Micron 17" PC Monitor
       6                         Hitachi 21" PC Monitor
       12                        Micron 21" PC Monitor
       14                        MAG 15" PC Monitor
       17                        Micron 15" PC Monitor
       22                        17" PC Monitor
       41                        DEC 15" PC Monitor
       42                        DEC 15" PC Monitor
       61                        HP 540 PC Printer
       62                        HP 600 PC Printer
       64                        HP 600 PC Printer
       72                        HP 600 PC Printer
       73                        HP 600 PC Printer
       74                        HP 693C PC Printer
       79                        HP 600 PC Printer
       83                        HP Laser Jet 5N Network Printer
       110                       HP 7200 R/W CD Drive
       121                       Micron Millenia Personal Computer
       126                       Compaq Pentium II Personal Computer
       132                       Micron Magnum Pentium Pro Personal Computer
       137                       Micron Millenia Personal Computer
       139                       IBM Aptiva Personal Computer
       142                       Micron Millenia Personal Computer
       148                       Micron XKU Personal Computer
       161                       Compaq Deskpro Personal Computer
       163                       Micron Millenia Personal Computer
       168                       US Robotics Speaker Phone
       169                       3M Overhead Projector w/ Cart
       170                       Movie Screen 6' x 6'
       171                       Cannon PP FAX Machine Laser Class 500
       178                       Oce 7075 PP Copier
       179                       GBC Punch/Binding Machine
       180                       GBC Surebind Machine
       181                       Cannon MP6050 PP Copier w/ Collator
       182                       Sylvania VCR 4 Head
       183                       Magnavox 21" TV
       185                       DEC Micro Vax 3400 Computer w/ Terminals & 2 Line Printers
       196                       Comdial DXP Phone System with Voice Mail
       216                       1/2 Tower w/o Qubes
       217                       Show Tower with Demo Qubes

                                      A-1


       233                       HP 3437A Voltmeter
       234                       HP 5334A Universal Counter
       236                       HP 3456A Voltmeter
       245                       Roper Residential Refrigerator w/ Freezer
       248                       Huntron Tracker 2000
       253                       Tektronix RDSS 360 2 Channel Digital Scope
       254                       Iawatsu SS-57110 2 Channel Scope
       271                       FMC Banding Machine
       272                       Roll-a-Lift Hydraulic Lift
       273                       Roll-a-Lift Hydraulic Lift
       275                       National Controls 5850 Counting Scale
       278                       Granite Surface Plate 24" x 36" w/ Stand
       279                       Mitutoyo Mod 192-656 18" Digital Height Gauge
       280                       VanKeuren VK-I .011-.060 Gauge Pins
       281                       VanKeuren VK-II .061-.250 Gauge Pins
       282                       VanKeuren VK-III .251-.500 Gauge Pins
       284                       Fowler 0-1" .001 Dial Drop Indicator
       285                       Starret 1" Digital Micrometer
       286                       +/- .015 Starrett "Last Word" Indicator
       288                       Kwick-Check Gauge #10 Hole Gauge
       289                       Kwick-Check Gauge #20 Hole Gauge
       290                       Kwick-Check Gauge #20 Hole Gauge
       291                       Mitutoyo Magnetic Base
       292                       Surface Roughness Comparison Set - Flexbar #16008
       293                       6" Cast Iron Precision Knee
       295                       Ibico IL-12 Laminator
       296                       Jet 14" Bandsaw
       297                       Rockwell Variable Speed Drill Press Mod 15-655
       299                       Genie Handy Lift Wheeled Platform Lift
       301                       Hykon Model 1410 Wire Length Meter
       303                       Eubanks Model 6215 Electric Demand Prefeed
       304                       Eubanks Model 2700 Wire Cutter/Stripper
       315                       DataMax ProdigyMax 300 Label Printer
       317                       UVP "Memorase" C-600 Ultraviolet PROM Eraser
       318                       DATA I/O PSX1000 Parallel Programer (30 site 23/28 pin)
                                 Kodak DC-120 Digital Camera
                                 Auto Cad Mechanical Desktop R4 Powerpack (Georges')
                                 Pads Software (PowerPCB and Powerlogic) (Lenny's)
                                 Old P870 PC Design Workstation (1 of 2) w/ Original Disks
                                 Paper Shredder
                                 Small Conference Table and Chairs
                                 Stockroom Shelving
                                 Microwave
                                 Paper Cutter
                                 Large White Board "Training" Room
                                 Shop Vacuum (small - "wet")


                                       A-2

                                 Digital Scale
                                 Prom Programmer
                                 Qube Related Text Fixtures
                                 Qube Test Boxes
                                 Rolling Ladder
                                 Blue "EJ" Oven
                                 Light Table
                                 Blue "EJ" Oven
                                 Mercury System for Test
                                 Mercury System for Test
                                 Emulator - Nohau Purchased 1996
                                 HT Basic Software
                                 Auto Cad Lite Software (LT2000)
                                 Auto Cad Lite Software (LT95) copy 1
                   3             Storage Cabinets
                   6             Stools
                   10            Chairs Desk
                   10            Chairs Side (blue upholstery or black stacking)
                   10            Desks
                   10            Benches with Lights
                   20            Filing Cabinets
                8 to 10          Office Cubicles

                                    EXHIBIT B

                         LICENSED PATENTS AND TRADEMARKS

1.       US Patent 5126656: Burn-in tower.
2.       US Patent 5164661: Thermal control system for a semiconductor burn-in.
3.       US Patent 5315240: Thermal control system for a semiconductor burn-in.
4.       US Patent 5420521: Burn-in module.
5.       US Trademark 1655880: BAK PAK.
6.       US Trademark 1882846: QUBE PAK.



                                       B-1